GUARANTOR SECURITY AGREEMENT

THIS GUARANTOR SECURITY AGREEMENT (as amended, restated, supplemented, extended or otherwise modified from time to time, this "Agreement") dated as of August 18, 2011, is entered into by PEOPLE'S LIBERATION, INC., a Delaware corporation, VERSATILE ENTERTAINMENT, INC., a California corporation, BELLA ROSE, LLC, a California limited liability company, WILLIAM RAST SOURCING, LLC, a California limited liability company, and WILLIAM RAST RETAIL, LLC, a California limited liability company, as guarantors (each, a "Guarantor", and collectively, the "Guarantors"), in favor of MONTO HOLDINGS (PTY) LTD. (together with its successors and assigns, "Secured Party").

WHEREAS, William Rast Licensing, LLC, a California limited liability company ("Debtor"), has requested a term loan from Secured Party, in an original principal amount of $1,000,000 on the terms set forth in that certain Promissory Note of even date herewith issued by the Debtor in favor of Secured Party (as amended, restated, supplemented, extended or otherwise modified from time to time, the "Monto Note").

WHEREAS, the Guarantors, pursuant to the Guaranty of even date herewith made by the Guarantors in favor of Secured Party (as the same may be amended, extended, renewed, supplemented or otherwise modified from time to time, the "Guaranty"), have guaranteed, among the other obligations described therein, the obligations of Debtor under the Monto Note.

WHEREAS, as a condition to the obligation of Secured Party to loan and advance funds pursuant to the Monto Note, Secured Party has required each of the Guarantors to enter into this Agreement and to grant the security interests described herein in the Collateral in favor of Secured Party.

WHEREAS, each of the Guarantors expects to realize direct and indirect benefits as a result of the availability to Debtor of the credit facilities under the Monto Note.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable, and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Definitions.

(a)           Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Monto Note.  This Agreement is the "Guarantor Security Agreement" referred to in the Monto Note.  This Agreement is one of the "Transaction Documents" referred to in the Monto Note.  To the extent that any terms or concepts defined or used herein are defined or used in the UCC (as defined below), such terms or concepts shall be interpreted for purposes hereof in a manner that is consistent with such definition or use in the UCC.

(b)           The following terms shall have the meanings set forth below:

"Account" has the meaning given such term in Section 9102(a)(2) of the UCC.

"Account Debtor" has the meaning given such term in Section 9102(a)(3) of the UCC.

"Certificate of Title" has the meaning given such term in Section 9102(a)(10) of the UCC.

"Certificated Security" has the meaning given such term in Section 8102(a)(4) of the UCC.

"Chattel Paper" has the meaning given such term in Section 9102(a)(11) of the UCC.

"Collateral" shall mean all right, title, and interest of each of the Guarantors in and to all of the following property of such Guarantor, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence:

(i)            Accounts;

(ii)            Chattel Paper and rights to receive monies included thereby;

(iii)           Commercial Tort Claims;

(iv)           Deposit Accounts;

(v)           Documents;

(vi)           Equity Collateral;

(vii)          General Intangibles;

(viii)        Goods, including Inventory and Equipment;

(ix)           Instruments and rights to receive monies included thereby;

(x)            Intellectual Property;

(xi)           Investment Property, including Commodity Accounts and Commodity Contracts;

(xii)           Letter-of-Credit Rights;

(xiii)          Notes;

(xiv)         other tangible and intangible personal property and Fixtures of such Guarantor;

(xv)          to the extent related to any property described in the clauses (i) through (xiv), all books, correspondence, loan files, records, invoices, and other papers, including without limitation all tapes, cards, computer runs, and other papers and documents in the possession or under the control of any of the Guarantors or any computer service company from time to time acting for any of the Guarantors; and

(xvi)         cash and non-cash Proceeds of any and all of the foregoing.

"Commercial Tort Claim" has the meaning given such term in Section 9102(a)(13) of the UCC and shall include, without limitation, those claims described on Schedule 1 attached hereto.

"Commodity Account" has the meaning given such term in Section 9102(a)(14) of the UCC.

"Commodity Contract" has the meaning given such term in Section 9102(a)(15) of the UCC.

"Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by any of the Guarantors, and shall include, without limitation, those listed on Schedule 2 attached hereto.

"Copyrights" shall mean all copyrights, copyright registrations, and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present, and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

"Deposit Account" has the meaning given such term in Section 9102(a)(29) of the UCC.

"Documents" has the meaning given such term in Section 9102(a)(30) of the UCC.

"Equipment" has the meaning given such term in Section 9102(a)(33) of the UCC.

"Equity Collateral" shall mean Pledged Equity and Pledged Equity Proceeds.

"Event of Default" shall have the meaning specified in Section 14 of this Agreement.

"Fixtures" has the meaning given such term in Section 9102(a)(41) of the UCC.

"General Intangibles" has the meaning given such term in Section 9102(a)(42) of the UCC.

"Goods" has the meaning given such term in Section 9102(a)(44) of the UCC, and shall include Motor Vehicles.

"Instruments" has the meaning given such term in Section 9102(a)(47) of the UCC.

"Intellectual Property" shall mean, collectively, all Copyright Collateral, all Patent Collateral, and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how, and trade secrets; (b) all licenses or user or other agreements granted to any of the Guarantors with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, splash screens, films, masters, and artwork; (d) all field repair data, sales data, and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records, or data; and (f) all licenses, consents, permits, variances, certifications, and approvals of governmental agencies now or hereafter held by any of the Guarantors.

"Inventory" has the meaning given such term in Section 9102(a)(48) of the UCC.

"Investment Property" has the meaning given such term in 9102(a)(49) of the UCC.

"Letter-of-Credit Right" has the meaning given such term in Section 9102(a)(51) of the UCC.

"Lien" shall mean a pledge, assignment, lien, charge, mortgage, encumbrance, or other security interest obtained under this Agreement or under any other agreement or instrument with respect to any present or future assets, property, contract rights, or revenues in order to secure the payment of indebtedness of the party referred to in the context in which the term is used.

"Motor Vehicles" shall mean motor vehicles, tractors, trailers, and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

"Notes" shall mean all Promissory Notes or other debt instruments (including, without limitation, bonds and debentures of any nature whatsoever) from time to time issued to, or held by, any of the Guarantors.

"Obligations" shall mean (i) all obligations of the Guarantors under the Guaranty and the other Transaction Documents, (ii) (x) the principal of and any interest on the Monto Note (including, without limitation, any further advances), and (y) all other obligations and liabilities of the Debtor, whether now existing or hereafter incurred, under, arising out of, or in connection with, the Monto Note and the due performance and compliance by the Debtor with all of the terms, conditions, and agreements contained in the Monto Note; (iii) any and all sums advanced by Secured Party in order to preserve the Collateral or preserve its Lien and security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) and (iii) above, all of the expenses of any exercise by Secured Party of its rights hereunder, together with attorneys' fees and court costs; and (v) to the extent not otherwise included in clauses (i), (ii), (iii) or (iv) above, all of the Guarantors' obligations set forth in this Agreement, including, without limitation, Section 21.

"Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by any Guarantor, and shall include, without limitation, those patents and applications, registrations and recordings described in Schedule 3 attached hereto.

"Patents" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof, all income, royalties, damages, and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present, and future infringements thereof, and all rights corresponding thereto throughout the world.

"Permitted Liens" has the meaning set forth in the Monto Note.

"Pledged Equity" shall mean (i) the shares of stock of, or partnership and other ownership interest in, any entity, including, without limitation, the equity interests described on Schedule 5, and any and all equity interests now or hereafter issued in substitution, exchange or replacement therefor or with respect thereto, and (ii) all ownership interests of any class or character of a successor entity formed by or resulting from a consolidation or merger in which any such issuer is not the surviving entity; in each case, whether now or hereafter owned by any of the Guarantors, together with any certificates evidencing any of the foregoing.

"Pledged Equity Proceeds" shall mean all shares, securities, moneys, or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification, or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights, or options issued to the holders of, or otherwise in respect of, the Pledged Equity.

"Proceeds" has the meaning given such term in Section 9102(a)(64) of the UCC.

"Promissory Notes" has the meaning given such term in Section 9102(a)(65) of the UCC.

"Securities" has the meaning given such term in Section 8102(a)(15) of the UCC.

"Securities Account" has the meaning given such term in Section 8501(a) of the UCC.

"Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by any Guarantor, and shall include, without limitation, those registered and applied for trademarks, terms, designs and applications described in Schedule 4 attached hereto.  Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void, or unenforceable by reason of its being included as part of the Trademark Collateral.

"Trademarks" shall mean all trade names, trademarks and service marks, logos, domain names, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present, and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark, and service mark.

"UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

"Uncertificated Security" has the meaning given such term in Section 8102(a)(18) of the UCC.

2.           Grant of Liens.  As security for the due and punctual payment and performance in full of all Obligations (whether at the stated maturity, by acceleration, or otherwise and whether now owing or incurred in the future), each of the Guarantors hereby pledges, assigns, charges, delivers, and grants to Secured Party, a continuing perfected first-priority (subject to Permitted Liens) security interest in and a general Lien upon all of such Guarantor's right, title, and interest in and to the Collateral and all additions thereto and substitutions therefor, whether heretofore, now or hereafter received by or delivered or transferred to Secured Party hereunder.

3.           Continuing Security Interest.

(a)           This Agreement creates an assignment, pledge, charge, continuing perfected, and, subject to any Permitted Lien, first-priority security interest in, and general Lien upon, the Collateral and shall (i) remain in full force and effect until all Obligations have been paid in full, (ii) be binding upon each of the Guarantors and their respective successors, permitted transferees, and permitted assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees, and assigns.

(b)           Upon the indefeasible payment in full of all Obligations, the assignments, pledges, charges, Liens, and security interests granted hereunder shall terminate, and all rights to the Collateral shall revert to the Guarantors.  Upon such termination, Secured Party will, at the sole expense of the Guarantors, execute and deliver to the Guarantors such documents as the Guarantors shall reasonably request to evidence such termination and Secured Party shall deliver and transfer such Collateral to the Guarantors.

4.           Guarantor Remains Liable.  Anything herein to the contrary notwithstanding, (i) each of the Guarantors shall remain liable under any agreements which have been (in whole or in part) pledged or assigned herein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Secured Party of any of the rights hereunder shall not release any of the Guarantors from any of its respective duties or obligations under any such agreements; and (iii) Secured Party shall not have any obligation or liability under any such agreements by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any of the Guarantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.           Delivery and Perfection.

(a)           Each of the Guarantors hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, and agrees to take all such other actions and to execute and deliver and file or cause to be filed such other instruments or documents, as Secured Party may reasonably require in order to establish and maintain a perfected, valid, and continuing security interest and Lien in the Collateral in accordance with this Agreement and the UCC and other applicable law.

(b)           Each of the Guarantors shall, at the written request of Secured Party:

(i)           immediately deliver any and all Documents, Instruments, and Chattel Paper (including, without limitation, any Certificates of Title) evidencing or relating to the Collateral to Secured Party at the time and place and manner specified in Secured Party's request;

(ii)           immediately execute (if applicable) and deliver to Secured Party (or file or record in such offices as Secured Party may deem necessary or appropriate) any and all financing and continuation statements, other agreements, instruments, or other documents or amendments thereto, and perform any acts which may be necessary (A) to create, perfect, preserve, or otherwise protect the security interest and Liens granted herein or (B) to enable Secured Party to exercise and enforce its rights hereunder;

(iii)           with respect to any Certificated Security not otherwise credited to a Securities Account, such Guarantor shall immediately effect transfer thereof to Secured Party (A) by physical delivery of such Certificated Security to Secured Party endorsed to Secured Party or its nominee or in blank or (B) in the case of a Certificated Security in registered form, by physical delivery of such Certificated Security to Secured Party specially endorsed to Secured Party or its nominee and thereafter reregistered in the name of Secured Party or their nominee;

(iv)           with respect to any Uncertificated Security not otherwise credited to a Securities Account, such Guarantor shall immediately (A) effect transfer thereof to Secured Party by registration thereof on the books and records of the issuer in the name of Secured Party or its nominee or (B) obtain the agreement of the issuer of such Uncertificated Securities that it will comply with instructions originated by Secured Party without further consent by the registered owner, through a written agreement in form and substance satisfactory to Secured Party; and

(v)           immediately mark all Certificates of Title in the manner specified in a written notice of Secured Party to such Guarantor requesting such marking, to evidence the fact that such Certificates of Title are subject to the security interest and Lien of Secured Party granted herein.

(c)           Upon the written request of Secured Party, each of the Guarantors agrees immediately to deliver to Secured Party, appropriately endorsed to the order of Secured Party, any Notes, trade acceptance, Chattel Paper, or other Instrument in which a security interest must be perfected by delivery or transfer of such Collateral to a secured party, which are acquired by such Guarantor from time to time.

(d)           Notwithstanding Section 9207 of the UCC, Secured Party may hold as additional security any Proceeds, including money and funds, received from the Collateral, all of which shall constitute Collateral hereunder, and Secured Party shall not be required to apply such money or funds to reduce the Obligations other than as expressly set forth herein.

6.           Proceeds of Sale.  Nothing contained in this Agreement shall limit or restrict in any way Secured Party's right to receive Proceeds of the Collateral in any form in accordance with the provisions of this Agreement.  All Proceeds that are received by any of the Guarantors contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other property or funds of such Guarantor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsement, document or instrument of transfer).

7.           Records and Information.  Each of the Guarantors agrees to keep, at its office set forth in Section 11(d), its records concerning the Collateral.  Each of the Guarantors agrees to promptly furnish to Secured Party such information concerning such Guarantor, Debtor, the Collateral and any Account Debtor as Secured Party may reasonably request.

8.           Inspection.  Each of the Guarantors agrees, upon prior notice provided by Secured Party, to permit Secured Party, through its officers and agents, to examine and inspect the Collateral and all records pertaining thereto, and to make extracts from such records as Secured Party may require.

9.           Use of Collateral.  Except upon the occurrence and during the continuance of any Event of Default, each of the Guarantors may in the ordinary course of such Guarantor's business use, consume, exhibit, demonstrate, sell, lease, or otherwise dispose of its Inventory, in carrying on its businesses substantially in the same manner as now conducted; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Guarantor or any transfer or sale to any shareholder or affiliate of such Guarantor for consideration less than the consideration which would have been paid to such Guarantor by an unaffiliated third party in an arms' length transaction; and provided further that any such disposition shall not be unlawful or inconsistent with the terms of this Agreement or of any policy of insurance covering such Collateral.

10.           No Disposition.  Each of the Guarantors covenants and agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as provided for in Section 9 hereof, nor will it create, incur, or permit to exist any Lien on or with respect to any of the Collateral, any interest therein, or any Proceeds thereof, except for the Permitted Liens.

11.           Representations and Warranties.  Each of the Guarantors represents, warrants and covenants to Secured Party throughout the term of this Agreement that:

(a)           The Guarantors are and will be the sole legal and beneficial owners of all of the Collateral now owned or hereafter acquired free and clear of any Lien, security interest, assignment, option, or other charge or encumbrance, except for the Permitted Liens;

(b)           This Agreement has been duly and validly authorized by such Guarantor and executed and delivered by such Guarantor and constitutes the legal, valid, and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)) and, subject to the performance of the relevant procedures as specified in Section 5 herein with respect to such Collateral, creates a valid, binding, enforceable, and first priority perfected security interest in and general first Lien upon all of the Collateral (subject to Permitted Liens), and such Guarantor is duly authorized to make all filings and take all other actions necessary or desirable to perfect and to continue perfected such security interest;

(c)           As of the date hereof and on the date of delivery or transfer to Secured Party of any Collateral under this Agreement, such Guarantor has good and marketable title to the Collateral, subject to Permitted Liens;

(d)           The office where such Guarantor maintains all records relating to the Collateral is located at:

1212 South Flower Street Fifth Floor Los Angeles, California 90015
(e)           Such Guarantor is a duly organized and validly existing entity under the laws of its State of incorporation.

(f)           As applicable, such Guarantor's exact legal name, as that name appears on such Guarantor's formation document; entity type; State of formation; and such Guarantor's organization identification number issued by its State of formation are as follows:

Legal Name	Entity Type	State of Formation	Identification Number

PEOPLE'S LIBERATION, INC.	Corporation	Delaware	0951343

VERSATILE ENTERTAINMENT, INC.	Corporation	California	C2340499

BELLA ROSE, LLC	Limited Liability Company	California	200513810052

WILLIAM RAST SOURCING, LLC	Limited Liability Company	California	200624310012

WILLIAM RAST RETAIL, LLC	Limited Liability Company	California	200923810230

(g)           All Pledged Equity in which the Guarantors currently have or shall hereafter acquire an interest is and will be, as applicable, duly authorized, validly existing, fully paid, and non-assessable (in the case of any equity interest in a corporation) and duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Equity is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement, or other organizational document of the respective issuer, upon the transfer of such Pledged Equity;

(h)           As of the date hereof, any and all equity interests owned directly or indirectly by each of the Guarantors in any Person are described on Schedule 5 attached hereto, and such Guarantor owns the equity interests set forth opposite its name on Schedule 5 free and clear of Liens except for Permitted Liens;

(i)            Except pursuant to licenses and other user agreements entered into by the any of the Guarantors in the ordinary course of such Guarantor's business, each of the Guarantors owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark owned or used by such Guarantor on the date hereof, and all registrations therefor are valid and in full force and effect;

(j)           To each of the Guarantors' knowledge, (i) there is no violation by others of any right of the Guarantors with respect to any Copyright, Patent or Trademark of the Guarantors and (ii) no Guarantor is infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted, are pending or, to each of the Guarantors' knowledge, have been threatened against any of the Guarantors, and no claim against any of the Guarantors has been received by any of the Guarantors, alleging any such violation;

(k)           As of the date hereof, such Guarantor has no Commercial Tort Claims other than those described in Schedule 1 attached hereto and such Guarantor hereby covenants and agrees that it shall provide Secured Party with prompt written notice of each Commercial Tort Claim, and any judgment, settlement or other disposition thereof and will take such action as the Secured Party may request to grant and perfect a security interest therein in favor of the Secured Party;

(l)           As of the date hereof, such Guarantor has no Copyrights registered, or subject to pending applications, with the United States Copyright Office ("USCO"), or any similar office or agency in the United States of America, or elsewhere other than those described on Schedule 2 attached hereto;

(m)          As of the date hereof, such Guarantor has no Patents registered, or subject to pending applications, in the United States Patent and Trademark Office ("USPTO"), or to the best knowledge of the Guarantors, any similar office or agency in the United States of America other than those described on Schedule 3 attached hereto;

(n)           As of the date hereof, such Guarantor has no Trademarks registered, or subject to pending applications, in the USPTO, or to the best knowledge of the Guarantors, any similar office or agency in the United States of America other than those described in Schedule 4 attached hereto;

(o)           As of the date hereof, Schedule 6 attached hereto sets forth each of the licenses owned or held by or on behalf of such Guarantor and all other Intellectual Property of each Guarantor other than the Intellectual Property otherwise set forth in the other Schedules hereto;

(p)           To the best of Guarantors' knowledge, there are no actions, suits, proceedings or investigations pending or threatened in writing against any Guarantor before any governmental authority which could reasonably be expected to cause any portion of the Intellectual Property to be adjudged invalid or unenforceable, in whole or in part;

(q)           Each of the Guarantors authorizes Secured Party to modify this Agreement by amending the Schedules hereto to include any new Intellectual Property, renewal thereof or any Intellectual Property applied for and obtained hereafter; and each Guarantor shall, upon request of Secured Party from time to time execute and deliver to Secured Party any and all assignments, agreements, instruments, documents and such other papers as may be requested by Secured Party to evidence the assignment of a security interest in each such Intellectual Property; and

(r)           As of the date hereof, such Guarantor has no deposit, brokerage, securities or other similar accounts other than those set forth opposite its name on Schedule 7 attached hereto.

12.           Covenants.

(a)           Each of the Guarantors shall:

(i)            Maintain, or cause to be maintained, all items of the Collateral in good condition and repair, ordinary wear and tear excepted in the case of Equipment, and pay, or cause to be paid, the costs of repairs to or maintenance of that Collateral which is of a type that could be repaired or maintained;

(ii)           Take all steps to preserve and protect the portion of the Collateral owned by it, including, with respect to the Intellectual Property, the filing of any renewal affidavits and applications;

(iii)          Not use any Collateral in violation of law or any applicable policy of insurance;

(iv)          Pay or cause to be paid when due all taxes, assessments, and other charges relating to the Collateral or this Agreement and reimburse Secured Party for all costs of and fees incurred in connection with any filing of the documents and instruments referred to in Section 5;

(v)           Not change its: (a) name or the name under which it does business; (b) chief executive office; (c) type of organization; (d) jurisdiction of organization; or (e) other legal structure without at least 30 day's prior written notice to Secured Party.  Prior to effectuating any change described in the preceding sentence, such Guarantor shall take or cause to be taken all actions deemed by Secured Party to be necessary or desirable to prevent any financing or continuation statement from becoming seriously misleading or rendered ineffective, or the security interests granted herein from becoming unperfected or the relative priority thereof otherwise impaired, as a result of such removal or change;

(vi)          Perform and observe all the material terms and provisions of any agreement for the sale or lease of goods, or any agreement for the rendering of services, giving rise to an Account to be performed or observed by it, maintain any such agreement in full force and effect, enforce any such agreement in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by Secured Party;

(vii)         Immediately notify Secured Party if it knows or has reason to know of any reason why any applicable registration or recording of any Patent Collateral, Trademark Collateral or Copyright Collateral may become abandoned, canceled, invalidated or unenforceable;

(viii)         Render any assistance, as Secured Party may solely determine is necessary, to Secured Party in any proceeding before the USPTO, the USCO, any federal or state court, or any similar office or agency in the United States of America, or any State therein, to maintain any Patent Collateral, Trademark Collateral or Copyright Collateral and to protect Secured Party's security interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings;

(ix)           Immediately notify Secured Party if such Guarantor learns of any use by any Person of any term or design likely to cause confusion with any of the Trademark Collateral, or of any use by any Person of any other process or product which infringes upon any of the Trademark Collateral in a manner which is material to such Guarantor's business, and if requested by Secured Party, each of the Guarantors, at its expense, shall join with Secured Party in such action as Secured Party in Secured Party's discretion may reasonably deem advisable for the protection of Secured Party's interest in and to the Trademark Collateral;

(x)           Assume all responsibility and liability arising from the use of the Intellectual Property, and such Guarantor hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage or expense (including attorneys' fees) arising out of any alleged defect in any product manufactured, promoted, or sold by any Guarantor in connection with any Intellectual Property or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by any Guarantor;

(xi)           Immediately notify Secured Party in writing of any adverse determination in any proceeding in the USPTO, USCO, or any other foreign or domestic governmental authority, court or body, such Guarantor becomes aware of regarding any Guarantor's claim of ownership in any of the Trademark Collateral, Patent Collateral or Copyright Collateral, and in the event of any infringement of any Trademark, Patent or Copyright owned by any Guarantor by a third party which is material to any Guarantor's business, such Guarantor shall promptly notify Secured Party of such infringement and sue for and diligently pursue damages for such infringement, and if such Guarantor shall fail to take such action within one (1) month after such notice is given to Secured Party, Secured Party may, but shall not be required to, itself take such action in the name of such Guarantor, and such Guarantor hereby appoints Secured Party the true and lawful attorney of such Guarantor, for it and in its name, place and stead, on behalf of such Guarantor, solely, without limitation on any other rights of Secured Party under this Agreement, to commence judicial proceedings in any court or before any other tribunal to enjoin and recover damages for such infringement, any such damages due to such Guarantor, net of costs and attorneys' fees, to be applied to the Obligations;

(xii)          (A) Maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Transaction Documents and as is consistent with sound business practice, (B) cause Secured Party to be designated as loss payee (as customary for secured parties based on the type of insurance) with respect to all insurance (whether or not required by the Transaction Documents), (C) obtain the written agreement of the insurers that such insurance shall not be cancelled, terminated or materially modified to the detriment of Secured Party without at least 30 days' prior written notice to Secured Party, and (D) furnish copies of such insurance policies or certificates to Secured Party immediately upon request therefor and otherwise comply with the terms and provisions of the Transaction Documents with respect to such insurance coverage; and

(xiii)         with respect to the Copyright Collateral, at its sole expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments, in each case in form and substance satisfactory to Secured Party, relating to the creation, validity, or perfection of the security interests provided for in this Agreement under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., 17 U.S.C. Sections 101, 201 et seq., the UCC or other Law of the United States of America, the State of California, other States or any other domestic or foreign jurisdiction as Secured Party may from time to time reasonably request, and shall take all such other action as Secured Party may reasonably require to perfect Secured Party's security interest in any of the Copyright Collateral and to completely vest in and assure to Secured Party its rights hereunder in any of the Copyright Collateral.

13.           Further Assurances and Protections.

(a)           Each of the Guarantors shall at its expense do, file, record, make, execute, and deliver all such acts, notices, instruments, statements, or other documents as Secured Party may request to perfect, preserve, or otherwise protect the security interest and Liens of Secured Party in the Collateral or any part thereof or to give effect to the rights, powers, and remedies of Secured Party under this Agreement;

(b)           Each of the Guarantors will give prompt written notice to Secured Party of, and defend the Collateral against, any suit, action, or proceeding related to the Collateral or which could adversely affect the security interests and Liens granted hereunder; and

(c)           Each Guarantor authorizes Secured Party to have this or any other similar agreement recorded or filed with the USCO, USPTO or other appropriate federal, state or foreign government office.

14.           Events of Default.  The occurrence of any of the following events or conditions shall constitute an event of default (each an "Event of Default") under this Agreement:

(a)           The occurrence of an Event of Default as defined in the Monto Note;

(b)           The failure or refusal by any of the Guarantors to perform, or the breach or violation of, any of the terms, obligations, covenants, or warranties of this Agreement or the Guaranty, and that failure or refusal continues unremedied for five (5) business days after such failure or refusal.

15.           Remedies upon an Event of Default.  On and after the occurrence and continuance of an Event of Default, Secured Party may, in its discretion:

(a)           request that any of the Guarantors, and upon such request such Guarantor shall, assemble the Collateral at such place or places convenient to Secured Party designated in such request;

(b)           enforce collection of any of the Collateral by suit or any other lawful means available to Secured Party, or demand, collect, or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral;

(c)           surrender, release, or exchange or otherwise modify the terms of all or any part of the Collateral, or compromise or extend or renew for any period any indebtedness thereunder or evidenced thereby;

(d)           assert all other rights and remedies of a secured party under the UCC (whether or not in effect in any applicable jurisdiction) and all other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase, or otherwise retain, liquidate, or dispose of all or any portion of the Collateral.  The proceeds of any collection, liquidation, or other disposition of the Collateral shall be applied by Secured Party first to the payment of all expenses (including, without limitation, all fees, taxes, reasonable attorneys' fees and legal expenses) incurred by Secured Party in connection with retaking, holding, collecting, or liquidating the Collateral.  The balance of such proceeds, if any, shall, to the extent permitted by law, be applied to the payment of the Obligations (i) first, to payment of that portion of the Obligations constituting fees, expenses and indemnities owed to Secured Party, (ii) second, to payment of that portion of the Obligations constituting interest owed to Secured Party, (iii) third, to payment of that portion of the Obligations constituting unpaid principal of the Monto Note, (iv) fourth, to pay any other Obligations owed to Secured Party, and (v) finally, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Guarantors or as otherwise required by law.  In case of any deficiency, the Guarantors shall, whether or not then due, remain jointly and severally liable therefor.  If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to each of the Guarantors at its notice address specified on the signature page hereof five (5) business days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient.  Without precluding any other methods of sale or other disposition, the sale or other disposition of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property; but in any event Secured Party may sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose such Collateral on such terms and to such purchaser(s) (including Secured Party) as Secured Party in its absolute discretion may choose, and for cash or for credit or for future delivery, without assuming any credit risk, at public or private sale or other disposition, without demand of performance, and without any obligation to advertise or give notice of any kind other than that necessary under applicable law.  Each of the Guarantors hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale or other disposition hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise.  At any such sale or other disposition, unless prohibited by applicable law, Secured Party may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.  Secured Party shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Agreement conducted in a commercially reasonable manner.  Each of the Guarantors hereby waives any claims against Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

Each of the Guarantors recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the relevant Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each of the Guarantors acknowledges that any such private sale may be at prices and on terms less favorable to Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to enable the registration of the Collateral or related transaction so as to permit a public offer to be made with respect thereto;

(e)           license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Intellectual Property included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Secured Party shall in its sole discretion determine;

(f)           without assuming any obligation or liability thereunder, at any time and from time to time, in its sole discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any of the Guarantors in, to and under any of its Intellectual Property and take or refrain from taking any action under any thereof, and each of the Guarantors releases Secured Party from liability for, and agrees to hold Secured Party free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from Secured Party's gross negligence or willful misconduct;

(g)           make a request upon any of the Guarantors (which shall not be construed as implying any limitation on the rights or powers of Secured Party), and upon such request such Guarantor shall, execute and deliver to Secured Party a power of attorney, in form and substance satisfactory to Secured Party, for the implementation of any sale, lease, license or other disposition of Intellectual Property owned by such Guarantor or any such action related thereto.  In connection with any such disposition, but subject to any confidentiality provisions imposed on such Guarantor in any license or similar agreement, such Guarantor will supply to Secured Party its know-how and expertise relating to the relevant Intellectual Property, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products or services;

(h)           to the extent not already so transferred, transfer all or any part of the Collateral into Secured Party's name or the name of their nominee or nominees; and

(i)           give all consents, waivers, and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each of the Guarantors hereby irrevocably constituting and appointing Secured Party the proxy and attorney-in-fact of such Guarantor, with full power of substitution to do so), including, without limitation, the exercise of all voting, consensual and other powers of ownership pertaining to the Collateral.

16.           Secured Party Appointed Attorney-in-Fact.  Without limiting any rights or powers granted to Secured Party pursuant to this Agreement, applicable law or otherwise, each of the Guarantors hereby appoints Secured Party as its attorney-in-fact, with full power and authority in the place and stead of such Guarantor and in the name of such Guarantor or otherwise, from time to time in Secured Party's discretion to take any and all action and to execute, file and record any and all instruments, agreements, and documents which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to execute any assignment of Intellectual Property to Secured Party or other transferee, and to receive, endorse and collect all instruments made or payable to such Guarantor representing any Proceeds in respect of the Collateral or any part thereof and to give full discharge for the same.  The appointment set forth in this Section 16 is coupled with an interest and is irrevocable.

17.           Secured Party May Perform.  If any of the Guarantors fails to perform any agreement, covenant, or obligation contained herein, Secured Party may itself perform, or cause performance of such agreement, covenant or obligation and the expenses and costs of Secured Party incurred in connection therewith shall be jointly and severally payable by the Guarantors.

18.           Security Interest Absolute.  All rights of Secured Party and all Liens hereunder, and all obligations of each of the Guarantors hereunder, shall be absolute and unconditional irrespective of:

(a)           lack of validity or enforceability of this Agreement, the Guaranty, the Monto Note or any of the other Transaction Documents;

(b)           any change in the time, manner, or place of payment of, or in any other term of any or all of the Obligations or any amendment or waiver of any provision of this Agreement, the Guaranty, the Monto Note or any of the other Transaction Documents;

(c)           any release or non-perfection of any portion of the Collateral or any exchange, release, or non-perfection of any other collateral, or any release, amendment, or waiver of any guaranty or any other personal liability for all or any of the Obligations; or

(d)           any other circumstance which might otherwise constitute a defense available to, or a discharge of any Guarantor in respect of the Obligations or this Agreement, the Guaranty, the Monto Note or any of the other Transaction Documents.

19.           Secured Party's Duties.  The powers conferred to Secured Party hereunder are solely to protect Secured Party's interest in the Collateral and shall not impose any duty upon it to exercise any such powers except for the safe custody of any Collateral or any portion thereof in its possession, and Secured Party shall exercise that standard of care with respect to the Collateral in its possession which it exercises in the administration of its own assets and property; provided, however, that Secured Party shall not in any event be liable for any action taken or omitted with respect to the Collateral or this Agreement in good faith and in the absence of gross negligence or willful misconduct.  Secured Party shall have no duty as to the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.

20.           Rights Cumulative.  The rights, powers, and remedies of Secured Party under this Agreement shall be in addition to all rights, powers, and remedies given to Secured Party by virtue of any statute or rule of law or any agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's security interest, Lien, and assignment in the Collateral.

21.           Indemnity and Expenses.

(a)           Secured Party shall not have any liability to any Person and shall be indemnified and held harmless by each of the Guarantors for any liability incurred by reason of taking or refraining from taking any action with respect to the Collateral, except in the case of Secured Party's gross negligence or willful misconduct.  Each of the Guarantors agrees to indemnify Secured Party from and against any and all claims, losses, and liabilities arising out of or connected with this Agreement (including, without limitation, enforcement of this Agreement), except such claims, losses, or liabilities resulting solely from Secured Party's gross negligence or willful misconduct.  This Section 21(a) shall survive any termination of this Agreement.

(b)           Each of the Guarantors agrees to jointly and severally pay all expenses, costs, and disbursements incurred by Secured Party (including, without limitation, all attorneys' fees and other legal expenses incurred by Secured Party in connection therewith) in connection with (i) retaking, holding, collecting, preparing for sale, and selling or otherwise realizing upon, liquidating, or disposing of the Collateral, (ii) the enforcement of its rights hereunder upon the occurrence and during the continuance of an Event of Default, (iii) the performance by Secured Party of any agreement, covenant, or obligation of any of the Guarantors contained herein that any of the Guarantors has failed or refused to perform, and (v) the participation or other involvement of Secured Party with (x) bankruptcy, insolvency, receivership, foreclosure, winding up, or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise, or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of Secured Party in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings, and (z) workout, restructuring, or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated).

22.           Amendment or Waiver.  Neither this Agreement nor any terms hereof may be changed, waived, discharged, or terminated unless such change, waiver, discharge or termination is in writing signed by the parties hereto.

23.           Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing  and mailed or delivered: if to the Guarantors, at the addresses specified immediately below each of the Guarantors' names on the signature page hereof; and if to Secured Party at its address specified immediately below its name on the signature page hereof; or at such other address as shall be designated by any party in a written notice to the other parties hereto.  All such notices and communications shall, when mailed, be effective three business days after deposit in the mails, and shall, when delivered, be effective upon delivery of such notice.

24.           No Waiver.  No failure or delay on the part of Secured Party in exercising any right, power or privilege hereunder or under the UCC or any other applicable law shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under the UCC or any other applicable law preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  No notice to or demand on Secured Party in any case shall entitle any of the Guarantors to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Secured Party to any other or further action in any circumstances without notice or demand.

25.           Severability of Provisions.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

26.           Non-Assignment.  None of the Guarantors shall have the right to assign its rights or delegate its obligations hereunder or any part thereof to any other person without Secured Party's prior written consent.  This Agreement shall be binding upon any successors or assigns of any of the Guarantors, and shall benefit any successors or assigns of Secured Party.

27.           Integration of Terms.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

28.           Governing Law.

(a)      This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of California without regard to choice of law principles thereof that would cause the laws of any other jurisdiction to apply.

29.           Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

30.           Joint and Several Liability; Waivers.

(a)           Each Guarantor agrees that it is jointly and severally liable to the Secured Party for the payment of all Obligations arising under this Agreement, the Guaranty and the other Transaction Documents, and that such liability is independent of the obligations of the other Guarantors, the Debtor and any other Person.  Each obligation, promise, covenant, representation and warranty in this Agreement shall be deemed to have been made by, and be binding upon, each Guarantor.  The Secured Party may bring an action against any Guarantor, whether an action is brought against the other Guarantors, the Debtor or any other Person.

(b)           Each Guarantor agrees that any release which may be given by the Secured Party to the other Guarantors, the Debtor or any other Person will not release such Guarantor from its obligations under this Agreement.

(c)           Each Guarantor waives any right to assert against the Secured Party any defense, setoff, counterclaim, or claims which such Guarantor may have against the other Guarantors, the other Loan Parties or any other Person liable to the Secured Party for the Obligations.

(d)           Each Guarantor waives any defense by reason of Debtor's, any other Guarantor's or any other Person's defense, disability, or release from liability.  The Secured Party can exercise its rights against each Guarantor even if Debtor, any other Guarantor or any other Person no longer is liable because of a statute of limitations or for other reasons.

(e)           Each Guarantor agrees that it is solely responsible for keeping itself informed as to the financial condition of Debtor, the other Guarantors and any other Person liable for the Obligations and of all circumstances which bear upon the risk of nonpayment.  Each Guarantor waives any right it may have to require the Secured Party to disclose to such Guarantor any information which the Secured Party may now or hereafter acquire concerning the financial condition of Debtor, the other Guarantors or other Persons.

(f)           Each Guarantor waives all rights to notices of default or nonperformance by Debtor or any other Guarantor under this Agreement or any other Transaction Document.  Each Guarantor further waives all rights to notices of the existence or the creation of new or additional indebtedness by Debtor or any other Guarantor and all rights to any other notices to any party liable on any of the credit extended under any Transaction Document.

(g)           Until all Obligations have been paid in full, each Guarantor (a) waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, which such Guarantor may now or hereafter have against Debtor, any other Guarantor or any other Person with respect to the Obligations or any indebtedness incurred under any Transaction Document; and (b) waives any right to enforce any remedy which the Secured Party now has or may hereafter have against Debtor, any other Guarantor or any Person, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Secured Party.

(h)           Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code.

(i)           Each Guarantor waives any right to require the Secured Party to proceed against Debtor, any other Guarantor or any other Person; proceed against or exhaust any security; or pursue any other remedy.  Further, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under the Transaction Documents or which, but for this provision, might operate as a discharge of the Guarantors.

31.           Acknowledgement and Agreement of Issuers.  By executing this Agreement (whether as a Guarantor or an issuer of Pledged Equity), each Person that is an issuer of Pledged Equity:  (a) acknowledges and consents to Guarantors' agreements set forth in the foregoing provisions of this Agreement; (b) agrees that it will comply with any and all orders originated by Secured Party with respect to the Equity Collateral, including, without limitation, orders from the Secured Party to make the Secured Party (or any purchaser or transferee) the registered holder or registered owner of the Equity Collateral, in each case without further consent by any Guarantor or any other Person and (c) waives any right or requirement at any time hereafter to receive a copy of this Agreement in connection with the registration of any Equity Collateral in the name of Secured Party or its nominees or the exercise of voting rights by the Secured Party or its nominees.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

GUARANTORS:

PEOPLE'S LIBERATION, INC.,
a Delaware corporation

By:
Name:	Colin Dyne
Title:	Chief Executive Officer

Address:	People's Liberation, Inc.
1212 South Flower St., Fifth Floor
Los Angeles, CA 90015
Attn: _______________

VERSATILE ENTERTAINMENT, INC.,
a California corporation

By:
Name:	Colin Dyne
Title:	Chief Executive Officer

Address:	Versatile Entertainment, Inc.
1212 South Flower St., Fifth Floor
Los Angeles, CA 90015
Attn: _______________

BELLA ROSE, LLC,
a California limited liability company

By:	People's Liberation, Inc., a Delaware corporation, as sole Member

By:
Name:	Colin Dyne
Title:	Chief Executive Officer

Address:	Bella Rose, LLC
1212 South Flower St., Fifth Floor
Los Angeles, CA 90015
Attn: _______________

WILLIAM RAST SOURCING, LLC,
a California limited liability company

By:
Name:	Colin Dyne
Title:	Manager

Address:	William Rast Sourcing, LLC
1212 South Flower St., Fifth Floor
Los Angeles, CA 90015
Attn: _______________

WILLIAM RAST RETAIL, LLC,
a California limited liability company

By:	William Rast Sourcing, LLC, a California limited liability company, as Manager

By:
Name:
Title:

Address:	William Rast Retail, LLC
1212 South Flower St., Fifth Floor
Los Angeles, CA 90015
Attn: _______________

ACKNOWLEDGED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN
AS AN ISSUER OF PLEDGED EQUITY:

WILLIAM RAST LICENSING, LLC,
a California limited liability company

By:
Name:	Colin Dyne
Title:	Manager

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SECURED PARTY:

MONTO HOLDINGS (PTY) LTD.

By:
Name:
Title:

Address:

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